EXHIBIT 32.A

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2008, of Southern Natural Gas Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James C. Yardley, Chairman of the Board and President, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Yardley
James C. Yardley
President
(Principal Executive Officer)
Southern Natural Gas Company

August 8, 2008

A signed original of this written statement required by Section 906 has been provided to Southern Natural Gas Company and will be retained by Southern Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.